Exhibit 23.1

215 South State Street, Suite 800 Salt Lake City, Utah 84111 Telephone (801) 532-7444 Fax (801) 532-4911 www.tannerco.com

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Registration Statement of aVinci Media Corporation on Form S-1/A, of our report for Sequoia Media Group, LLC, dated February 22, 2008 except for Note 12 which is dated June 9, 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such prospectus.

/s/ Tanner LC

Salt Lake City, Utah
September 24, 2008